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                                                                 Exhibit 10.33.1



                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


        This First Amendment to Employment Agreement (the "Amendment") is made as of December 10, 1999, between Radiance Medical Systems, Inc., a Delaware corporation (the "Company"), and Brett Trauthen, an individual ("Executive").

                                    RECITALS

        WHEREAS, the Company currently employs Executive pursuant to that certain Employment Agreement dated January 14, 1999 (the "Employment Agreement"); and

        WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the automatic renewal terms set forth in the Employment Agreement, as provided in greater detail below;

        NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Company and Executive hereby agree as follows:

                                    AGREEMENT

        1.     DEFINITIONS.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Employment Agreement.

        2.     AMENDMENT TO SECTION 2 OF THE EMPLOYMENT AGREEMENT.

        Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

               "2. TERM. The term of this Agreement will begin on January 14, 1999 (the "Effective Date"), and shall continue thereafter for a two (2) year period, and commencing on the first anniversary of the Effective Date shall be extended on each day for one (1) day so that the remaining term hereof is always one (1) year unless either party elects to terminate this Agreement in accordance with its provisions. Executive's employment is subject to earlier termination as hereafter specified."

        3.     AMENDMENT TO SECTION 5.5.

        Section 5.5 of the Employment Agreement is hereby amended to read in its entirety as follows:

               "5.5 PAYMENTS UPON REMOVAL OR TERMINATION. If during the term of this Agreement, the Executive resigns for one of the reasons stated in
        Section 5.3, or the Company terminates the Executive's service, except as provided in Sections 5.1 or 5.2 hereof, the Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination,
        (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive's termination,
        (iii) severance payment in an amount (the "Severance Amount") equal to Executive's

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        then-current Base Salary, payable for the remainder of the Term; and
        (iv) to the extent not already vested under Section 4.5 or otherwise all of Executive's options to purchase shares of the Company's common stock and restricted stock shall accelerate and automatically vest by one additional year, and such options shall otherwise be exercisable in accordance with their terms. In addition, in such event, Executive shall be entitled to (a) a prorated payment equal to the target bonus amount for which Executive would be eligible for the year in which such resignation or termination occurred, and (b) continuation of the insurance benefits set forth in Exhibit C and, to the extent permissible, participation in the Company's 401k plan, for the remainder of the Term."

        4.     MISCELLANEOUS.

               (a) Continuing Force and Effect. Except as herein expressly amended, all terms, covenants and provisions of the Employment Agreement are and shall remain in full force and effect and all references therein to such Employment Agreement shall henceforth refer to the Employment Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Employment Agreement.

               (b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, we have set our hands hereto as of the date first above written.

RADIANCE MEDICAL SYSTEMS, INC.


        /s/  Jeffrey Thiel
------------------------------------------
Jeffrey Thiel, Chief Operating Officer
   and President


EXECUTIVE


        /s/ Brett Trauthen
------------------------------------------
Brett Trauthen



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